UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2017

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Choice Hotels Circle, Suite 400, Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2017, the Company and Patrick S. Pacious entered into an amended and restated Non-Competition, Non-Solicitation and Severance Benefit Agreement (the “Severance Benefit Agreement”), with an effective date of September 12, 2017. The Severance Benefit Agreement amends the prior Non-Competition, Non-Solicitation and Severance Benefit Agreement between the Company and Mr. Pacious by, among other things:

•	Updating certain definitions used throughout the Severance Benefit Agreement, including the definitions of “Cause”, “Change in Control” and “Good Reason”;

•	Extending the severance benefit period, as well as the non-competition and non-solicitation period, from 70 weeks to two years;

•	Providing for lump sum severance payments of 200% of base salary and bonus opportunity;

•	Eliminating offsetting and reduction in severance benefits in the event of re-employment following a termination event;

•	Increasing the severance payments in the event of a Change in Control Termination (as defined in the Severance Benefit Agreement) from 200% to 250%; and

•	Providing for arbitration in the event of a dispute among the parties concerning employment, the Severance Benefit Agreement or any termination event.

This description of the Severance Benefit Agreement is qualified in its entirety by reference to the copy of the agreement, which is attached to this report as Exhibit 10.1 and which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1—Amended and Restated Non-Competition, Non-Solicitation & Severance Benefit Agreement between the Company and Patrick S. Pacious.

EXHIBIT INDEX

Exhibit 10.1	Amended and Restated Non-Competition, Non-Solicitation & Severance Benefit Agreement between the Company and Patrick S. Pacious

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2017	/s/ Simone Wu
Simone Wu
Senior Vice President, General Counsel, Corporate Secretary & External Affairs